Exhibit (n)(8)

CONSENT OF INDEPENDENT AUDITOR
We have issued our report dated March 24, 2016, with respect to the consolidated financial statements of First Tower Finance Company LLC and Subsidiaries, included in the amended Prospectus of Prospect Capital Corporation on Form N-2, Amendment No. 1 (File No. 333-213391) dated October 19, 2016, for the year ended June 30, 2016. We hereby consent to the inclusion of said report in the amended Prospectus of Prospect Capital Corporation Form N-2, Amendment 1, dated October 19, 2016.

/s/ RSM US LLP
RSM US LLP
Raleigh, North Carolina
October 19, 2016